UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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USA Technologies, Inc. issued the following press release on June 18, 2012:

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Veronica Rosa	Joe Crivelli
VP, Corp. Comm. and Investor Relations	Senior Vice President
USA Technologies	Gregory FCA
484-359-2138	610-228-2100
vrosa@usatech.com	joec@gregcomm.com

Leading Independent Proxy Advisory Firm ISS Recommends USA
 Technologies’ Shareholders Vote To Elect All Of USA Technologies’ Director Nominees

Shareholders are Urged to Vote FOR USAT’s Full Slate of Nominees Consistent with the Recommendations of Both ISS and Glass Lewis on the WHITE Proxy Card

MALVERN, Pa., June 18, 2012 – USA Technologies, Inc. (NASDAQ: USAT) ("USAT" or the "Company"), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small-ticket retailing industries, today announced that Institutional Shareholder Services (“ISS”), one of the nation's leading proxy advisory firms, joins Glass Lewis in recommending FOR the election of ALL nine USAT director nominees on the WHITE proxy card at the USAT 2012 Annual Meeting of Shareholders to be held on Thursday, June 28, 2012.

In its June 16, 2012 report, following a comprehensive analysis and meeting with USAT executives, ISS stated:

“On balance, given the company's substantial progress executing on its strategic plan, particularly as demonstrated in its financial statements over a sustained period, and a management slate that appears to possess the qualifications to be effective change agents to drive the company towards profitability, the answer appears to be that the dissident has not made a compelling case that additional board change is warranted.  We therefore recommend shareholders vote on the WHITE management card FOR all management nominees.”*

The report continued:

“Additionally, financial decisions made by a reconstituted board and management team appear to be in shareholders best interest.  For example, unlike the company's past history of expensive and highly dilutive equity capital raises, the recent $3 million credit financing was not dilutive to existing shareholders.  Additionally from an operational standpoint, it appears the company has made significant strides since initiating JumpStart in 2010.  Lastly, the issues that have depressed the stock price – particularly the regulatory issues introduced by the Durbin legislation – appear on the path to resolution.”*

ISS recognized the progress the USAT Board has made implementing its strategy and delivering tangible results, highlighting:

 “Of particular interest are the highlighted figures which, among other things, seem to demonstrate that the company has been able to achieve a reduction in costs while growing the business.  In particular, we note that while total revenue nearly doubled, from $15.8 million in fiscal 2010 to $28.0 million in fiscal 2012, the company reduced SG&A by $3 million (20 percent), from $14.9 million to $11.9 million, over the same period.…The company also saw significant growth in transaction fee revenue, consistent margins and substantial growth in customers, the installed base of ePort connections and in transaction volume.”*#

Moreover, ISS was particularly supportive of USAT’s JumpStart program and also stated:

“This said, the company’s financial position and strategy since launching Jumpstart in January 2010, appears to be making substantial progress…In aggregate, these strongly suggest the company has increased traction since the launch of JumpStart.”*

Commenting on the ISS report, USAT issued the following statement:

We are very pleased that ISS recommends USAT’s shareholder vote FOR ALL nine of USAT’s director nominees.  USAT agrees with the conclusions ISS reached after comprehensively evaluating the Company’s strategic plans to continue to build shareholder value.  USAT’s Board is focusing on a high-margin service model that is developing a reliable, profitable stream of recurring revenues that creates a foundation for long-term value creation.  ISS realizes, as we do, that as result of this strategy, USAT’s financial and operational positions are fundamentally strong and the Company is positioned for profitability and growth.

ISS also echoed our sentiment that the Board and management have effected change at USAT that is delivering enhanced operational financial results.  With USAT executing on a strategic plan that is setting the Company on a path to profitability, now is not the time to make a change.

USAT notes that, as previously announced, proxy advisory firm Glass Lewis & Co. has also recommended that USA Technologies' shareholders vote FOR ALL nine director nominees on the WHITE proxy card at USAT’s 2012 Annual Meeting of Shareholders.  In its report, Glass Lewis recognizes that USAT’s plan is beginning to deliver positive results and that the Company’s nominees have the qualifications necessary to most effectively lead USAT and to deliver value to all our shareholders.

USAT shareholders are reminded that their vote is important, no matter how many shares they own.  Whether or not they attend the Annual Meeting, the Company urges shareholders to vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible.  Please do not return or otherwise vote any proxy card sent to you by S.A.V.E.

USAT urges shareholders to vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible.  Please do not return or otherwise vote any proxy card sent to you by S.A.V.E.

If you have any questions, require assistance in voting your shares, or need additional copies of USAT’s proxy materials, please call MacKenzie Partners at the phone numbers listed below.

MacKenzie Partners, Inc.

105 Madison Avenue
New York, NY  10016
(212) 929-5500 (call collect)
OR
TOLL-FREE (800) 322-2885

*	Permission to use quotations was neither sought nor received.
#	Figures for FY2012 are not Company provided. In its June 16, 2012 report, ISS cites “Reuters Knowledge, Public Filings, Analyst Reports.”

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USAT has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the potential costs and management distractions attendant to Mr. Tirpak’s nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.